UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2020

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest $.01 par value per share, with associated Common Share Purchase Rights	FRT	New York Stock Exchange
Depositary Shares, each representing 1/1000 of a share of 5.00% Series C Cumulative Redeemable Preferred Stock, $.01 par value per share	FRT-C	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐	If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

New Term Loan

On May 6, 2020, Federal Realty Investment Trust (the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”), by and among the Company, as Borrower, the financial institutions party thereto and their permitted assignees, as Lenders, PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Under the terms of the Term Loan Agreement, the Company borrowed $400 million in the form of an unsecured term loan (the “New Term Loan”). The New Term Loan has a stated maturity date of May 6, 2021, subject to one 12-month extension at our option. The New Term Loan initially bears interest at a rate of LIBOR plus 135 basis points, and the spread over LIBOR is subject to adjustment based on our credit rating. The Term Loan Agreement does not have an accordion feature.

The Term Loan Agreement contains a number of restrictions on the Company’s business, including, but not limited to, restrictions on the Company’s ability to incur indebtedness, make investments, incur liens, engage in certain affiliate transactions, and engage in major transactions such as mergers. In addition, the Company is subject to various financial maintenance covenants, including, but not limited to, a minimum fixed charge coverage ratio, a maximum secured indebtedness ratio, and a minimum unencumbered leverage ratio. The Term Loan Agreement also contains affirmative covenants and events of default, including, but not limited to, a cross default to the Company’s other indebtedness and the occurrence of a change of control. The Company’s failure to comply with these covenants, or the occurrence of an event of default, could result in acceleration of the Company’s debt and other financial obligations under the Term Loan Agreement.

Affiliates of certain lenders under the Term Loan Agreement have served, and may serve in the future, as underwriters in connection with public offerings of equity and debt securities by the Company. In addition, affiliates of certain lenders under the Term Loan Agreement have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company or its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

The foregoing summary of the Term Loan Agreement does not constitute a complete description of, and is qualified in its entirety by reference to, the terms and conditions of the Term Loan Agreement, which is attached hereto as Exhibit 10.1.

Amendment to Revolving Credit Facility

Also on May 6, 2020, the Company entered into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of July 25, 2019, by and among the Company, as Borrower, each of the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (the “Credit Agreement”). Among other things, the Amendment modifies the measurement period for certain financial covenants (and relevant associated definitions) from the most recent quarter, annualized, to a trailing four-quarter period, includes cash on hand (above a specified level) in the unencumbered asset value calculation, and allows for construction-in-process to be a higher percentage of certain asset value calculations, all as more specifically provided in the Amendment.

The foregoing summary of the Amendment does not constitute a complete description of, and is qualified in its entirety by reference to, the terms and conditions of the Amendment, which is attached hereto as Exhibit 10.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2020, the shareholders of the Company approved the Federal Realty Investment Trust 2020 Performance Incentive Plan (“2020 Plan”). The 2020 Plan provides for the issuance of up to 1,750,000 shares to be issued to the Company’s officers, employees, trustees and others who provide consulting services to the Company. The 2020 Plan expires May 6, 2030. A summary of the 2020 Plan is included as part of Proposal 3 of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2020. The summary of the 2020 Plan is qualified in its entirety by the text of the 2020 Plan, which was filed as Appendix B to the Company’s Definitive Proxy Statement and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company was held on May 6, 2020 by remote means. The following table sets forth the matters presented for a vote by the shareholders and the voting results with respect to such matters:

Matter	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1: Election of Trustees
Jon E. Bortz	62,549,690	4,576,819	53,564	2,839,554
David W. Faeder	61,918,310	5,207,927	53,835	2,839,554
Elizabeth I. Holland	64,699,350	2,427,876	52,846	2,839,554
Mark S. Ordan	63,915,659	3,210,139	54,275	2,839,554
Gail P. Steinel	62,756,173	4,371,046	52,854	2,839,554
Joseph S. Vassalluzzo	55,333,256	11,792,588	54,229	2,839,554
Donald C. Wood	64,316,681	2,809,792	53,600	2,839,554

Proposal 2: Advisory vote on the compensation of our named executive officers	25,684,543	36,022,419	5,473,110	2,839,554

Proposal 3: Approval of 2020 Performance Incentive Plan	63,482,814	3,594,951	102,308	2,839,554

Proposal 4: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020	68,922,707	1,044,633	52,286	0

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibits are included in the Form 8-K:

10.1

Term Loan Agreement dated as of May 6, 2020, by and among Federal Realty Investment Trust, the financial institutions party thereto, PNC Bank, National Association, as Administrative Agent, and the other parties thereto.

10.2

First Amendment to Amended and Restated Credit Agreement dated as of May 6, 2020, by and among Federal Realty Investment Trust, the financial institutions party thereto as Lenders, Wells Fargo Bank, National Association, as Administrative Agent thereunder, and the other parties thereto.

10.3

Federal Realty Investment Trust 2020 Performance Incentive Plan (previously filed as Appendix B to the Company’s Definitive Proxy Statement for the 2020 Annual Meeting of Shareholders and incorporated herein by reference)

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: May 6, 2020	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary